POWER OF ATTORNEY
                        FOR EXECUTING FORMS 3, 4, AND 5


      The undersigned hereby appoints each of Steven E. Fivel, Alexander L.W. Snyder, Thomas Ward, and Kristin Ely, signing singly, as true and lawful attorneys-in-fact to:

      (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person of Simon Property Group, Inc. (the "Company"), pursuant to Section 16 of the Securities Act of 1934 (as amended), Forms 3, 4 and 5 and any amendments to any previously filed forms in accordance with Section 16(a) of the Securities Exchange Act of 1934 (as amended) and the rules thereunder;

      (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 or amendment and the timely filing of such form or amendment with the United States Securities and Exchange Commission and any other authority; and

      (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact. If at any time, any of the aforementioned attorneys-in-fact are no longer employed by the Company, such person's appointment as attorney-in-fact shall terminate.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 12, 2018.

                                    /s/ Marta R. Stewart
                                    ---------------------------------
                                    Signature

                                    Marta R. Stewart
                                    ---------------------------------
                                    Printed Name

SUBSCRIBED AND SWORN to before me, a Notary Public as of February 12, 2018.



                                    ---------------------------------
                                    Notary Public